SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2004

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22150	76-0405386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South

Houston, TX 77027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 850-1010

N/A

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 4, 2004, Landry’s Restaurants, Inc.’s Chief Financial Officer, Paul S. West, resigned to pursue other interests. He also resigned his position from the Company’s Board of Directors. The Company’s Controller, Rick Liem has been named Interim Chief Financial Officer. Mr. Liem has been the Company’s Controller for the past 5 years. Prior to joining the Company, Mr. Liem was the Vice President of Financial Operations for Carrol’s Corporation, the world’s largest Burger King franchisee. Mr. Liem joined Carrol’s Corporation from PricewaterhouseCoopers, where he had spent over 10 years in the firm’s audit practice. He has been licensed as a certified public accountant for over 15 years.

Pursuant to the requirements of the securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2004	Landry’s Restaurants, Inc.

	By:	/s/ Steven L. Scheinthal
Steven L. Scheinthal
Executive Vice President and General Counsel